UNITED STATES SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
FORM 8-K
CURRENT REPORT
Pursuant to Section 13 OR 15(d) of The Securities Exchange Act of 1934
Date of Report (Date of earliest event reported): March 21, 2006
INCO LIMITED
(Exact name of Registrant as specified in its charter)

CANADA	1-1143	98-0000676
(Province or other jurisdiction of incorporation or organization)	(Commission File Number)	(I.R.S. Employer Identification Number (if applicable))
145 King Street West, Suite 1500,
Toronto, Ontario M5H 4B7
(416) 361-7511
(Address and Telephone Number of Registrant’s Principal Executive Offices)
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):
☑	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01	Entry into a Material Definitive Agreement.
On March 21, 2006, Inco Limited (“Inco”) and Falconbridge Limited (“Falconbridge”) entered into a Third Amending Agreement (the “Third Amendment”). The Third Amendment amends the Support Agreement, made as of October 10, 2005, entered into between Inco and Falconbridge, as amended by the Amending Agreement, dated as of January 12, 2006, and the Second Amending Agreement, dated as of February 20, 2006, to reflect that Falconbridge has implemented a new shareholder rights plan on March 21, 2006, replacing a prior shareholder rights plan that was to expire, and also amend Inco’s rights to modify or vary its offer to acquire all of the outstanding common shares of Falconbridge not currently owned by Inco.
The foregoing description of the Third Amendment does not purport to be complete and is qualified in its entirety by reference to the Third Amendment, which is filed as Exhibit 2.1 hereto and is incorporated into this report by reference.

Item 9.01	Financial Statements and Exhibits
2.1	Third Amending Agreement, dated as of March 21, 2006, between Inco Limited and Falconbridge Limited.

SIGNATURES
          Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned, thereunto duly authorized.

INCO LIMITED

	By:	“Stuart F. Feiner”

Name: Stuart F. Feiner
Title: Executive Vice President

Date: March 24, 2006

EXHIBIT INDEX

Exhibit No.	Description of Exhibit

2.1	Third Amending Agreement, dated as of March 21, 2006, between Inco Limited and Falconbridge Limited